BRT REALTY TRUST
                               60 Cutter Mill Road
                                    Suite 303
                           Great Neck, New York 11021
                                 (516) 466-3100

                                ------------------

                    Notice of Annual Meeting of Shareholders
                                 March 11, 2002



         The Annual Meeting of Shareholders of BRT Realty Trust will be held on Monday, March 11, 2002, at 9:00 a.m., at the offices of BRT, 60 Cutter Mill Road, Suite 303, Great Neck, N.Y.:

     1. To elect two Class III Trustees;

     2. To approve an amendment to the 1996 Stock Option Plan to increase the number of shares available under the Plan by 250,000 shares;

     3. To ratify the selection by the Board of Trustees of Ernst & Young LLP as independent auditors for the 2002 fiscal year;

     4. To transact any other business as may properly come before the meeting.

         Shareholders of record at the close of business on January 21, 2002 will be entitled to vote at the meeting. It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.


                                            Simeon Brinberg
                                            Secretary



Great Neck, New York
January 25, 2002

                                BRT REALTY TRUST
                               60 Cutter Mill Road
                                    Suite 303
                           Great Neck, New York 11021

                                 ---------------

                                 PROXY STATEMENT

     We are providing this Proxy Statement to the shareholders of BRT Realty Trust ("BRT") in connection with the solicitation of proxies by the Board of Trustees of BRT to be voted at the Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of BRT, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 A.M., on Monday, March 11, 2002.

     The date of this Proxy Statement is January 25, 2002, the approximate date on which we are mailing this Proxy Statement and the accompanying form of proxy to shareholders. BRT's fiscal year begins on October 1st and ends on September 30th. References in the Proxy Statement to the year 2001 or fiscal 2001 refers to the twelve month period from October 1, 2000 to September 30, 2001.

     The executive offices of BRT are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York, 11021. Our telephone number is (516) 466-3100.

                                VOTING PROCEDURES

         Shareholders of record at the close of business on January 21, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of Beneficial Interest you own on the Record Date. On the Record Date there were 7,379,639 shares of Beneficial Interest ("Shares") outstanding. A quorum (holders of a majority of the Shares present in person or represented by proxy) is required to hold the meeting. When a quorum is present, the voting of the holders of a majority of Shares present in person or by proxy is required to elect the two nominees for Class III Trustee, to ratify the selection of Ernst & Young LLP as BRT's independent auditors for fiscal 2002, and to approve any other matter that properly comes before the meeting. The voting of a majority of the outstanding Shares is required to approve the amendment to the 1996 Stock Option Plan increasing the number of Shares available under the Plan by 250,000 Shares. There is no cumulative voting in connection with the election of Trustees.

         Because many shareholders can not attend the meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 12:01 a.m., E.S.T. on March 11, 2002. If you vote by telephone or via the internet it is not necessary to return a proxy card. The internet and telephone voting procedures are designed to authenticate shareholders by use of a control number, and to allow you to confirm that your instructions have been properly recorded.

         If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and to vote at the meeting. Proxy cards so marked should not be mailed to BRT or to American Stock Transfer and Trust Company.

         You can revoke your proxy at any time before it is exercised. To revoke your proxy you may file a written revocation with BRT's Secretary, or you may deliver a properly executed proxy bearing a later date (including an internet or telephone vote). You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the Shares represented by such proxy will be voted.

         Votes withheld from nominees for Trustee, abstentions on proposals and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum has been reached. Votes withheld from nominees for Trustee and abstentions on proposals have the same effect as votes against them. Broker non-votes have no effect on the outcome of the election of Trustees, the approval of the amendment to the 1996 Stock Option Plan or the other proposals.

         All Shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card, the persons named as your proxies will vote the Shares "FOR" the nominees for Class III Trustee, "FOR" all other proposals described in this Proxy Statement and, as the proxy holders may determine, in their discretion with respect to other matters that properly come before the meeting. Representatives of American Stock Transfer and Trust Company will tabulate the votes and act as inspectors of election.

                           COST OF PROXY SOLICITATION

         BRT will pay the cost of soliciting proxies. In addition to the solicitation of proxies by mail and through its regular employees, BRT will request banks, brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold Shares and to request authority for the exercise of proxies; in such cases, BRT will reimburse banks and brokerage houses and others for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                              TRUSTEES AND OFFICERS

The following table sets forth information concerning share ownership of (i) all persons known by BRT to own beneficially 5% or more of its Shares, (ii) all Trustees and nominees for Trustee, (iii)each executive officer named in the Summary Compensation Table, and (iv) all Trustees and officers of the Trust as a group, based upon the number of outstanding Shares on January 21, 2002. There were 7,379,639 Shares outstanding on January 21, 2002.


                                               Amount of
Name of Beneficial                            Beneficial            Percent
    Owner                                    Ownership (1)          of Class
    -----                                    -------------          --------

Gould Investors, L.P. (2)                    2,105,117               28.46%

Patrick J. Callan                               47,500                 *
280 Park Avenue, 38th Floor West
New York, NY 10017 (3)

Fredric H. Gould (2)(3)(4)(5)                2,682,888               36.27%

Jeffrey A. Gould (2)(3)(6)                     220,250                2.98%

Mitchell Gould (2) (7)                          11,800                 *

Matthew Gould (2) (3) (8)                    2,334,664               31.56%

David Heiden (2)                                25,000                 *

David G. Herold (3)(7)
16 Southdown Court
Huntington, NY  11743                           24,500                 *

Arthur Hurand    (3)
4182 Pier North Blvd., Suite D
Flint, MI  48504                                20,500                 *

Gary Hurand (3)(9)
4182 Pier North Blvd., Suite D
Flint, MI  48504                               220,651               2.98%

Herbert C. Lust, II (3)
54 Porchuck Road
Greenwich, CT 06830                             77,500               1.05%

Israel Rosenzweig (2)(10)                      288,546               3.90%

Henry Moskowitz and the                        570,700               7.72%
Argo Corporation
50 West 17th Street
New York, NY  10011 (11)

All Trustees and Officers
as a group
(16 in number)(12)                           3,932,373 (13)         53.16%

*Less than 1%

-----------------

(1) Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise.

(2)      Address is 60 Cutter Mill Road, Great Neck, NY  11021.

(3)      A Trustee of BRT.

(4) Includes 256,990 Shares owned by the pension and profit sharing trusts of BRT and REIT Management Corp. of which Fredric H.Gould and two non-Trustee officers are trustees, as to which shares Mr. Gould has shared voting and investment power.

(5) Includes 34,762 Shares held by Mr. Gould as co-trustee for the children of his brother (as to which Shares Mr. Gould disclaims beneficial interest), 25,000 Shares owned by a trust for the benefit of Mr. Gould's grandchildren of which Mr. Gould is a trustee (as to which Shares Mr. Gould disclaims beneficial interest), 4,790 Shares owned by Georgetown Group, Inc., of which Mr. Gould is a Vice President and 18,988 Shares owned by a partnership in which Mr. Gould is a general partner. Also includes 30,048 Shares owned by One Liberty Properties, Inc. ("OLP"), of which Mr. Gould is an officer and director and in which Gould Investors L.P. ("GLP") is a controlling shareholder, and 2,105,117 Shares owned by GLP. Does not include 25,015 Shares owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

(6) Includes 22,252 Shares owned by Mr. Gould as custodian for his minor children (as to which Shares Mr. Gould disclaims beneficial interest) and 25,000 Shares owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which Shares Mr. Gould disclaims a beneficial interest). Does not include 40,000 Shares owned by Mrs. Jeffrey Gould as to which Shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

(7)      Includes 2,500 Shares which underlie unexercised stock options.

(8) Includes 15,666 Shares owned by Mr. Gould as custodian for his minor children (as to which Shares Mr. Gould disclaims beneficial interest), 25,000 Shares owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which Shares Mr. Gould disclaims a beneficial interest) and 2,105,117 Shares owned by GLP (Mr. Gould is President of the managing general partner of GLP). Does not include 39,500 Shares owned by Mrs. Matthew Gould as to which Shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

(9) Includes 47,243 Shares owned by a partnership in which Mr. Hurand is a partner, and 121,377 Shares owned by a corporation in which Mr. Hurand is an officer and shareholder.

(10) Includes 27,800 Shares owned by Mr. Rosenzweig as custodian for his children and 13,700 Shares owned by his son (as to which Shares
         Mr. Rosenzweig disclaims beneficial interest).

(11) Based on information provided by the shareholder to BRT. Includes 82,600 Shares owned by the Henry Moskowitz and Rose Moskowitz 1999 Family Foundation.

(12)     This total is qualified by notes (4) through (11).

(13) Includes an aggregate of 17,250 Shares which underlie unexercised options.

                              ELECTION OF TRUSTEES
                                  (Proposal I)

         The Board of Trustees is divided into three classes, each of which is elected for a staggered term of three years. The Declaration of Trust provides for the number of Trustees to be between five and fifteen, the exact number to be determined by the Board of Trustees. The Board has fixed the number of Trustees at eight. The Board may, following the Annual Meeting, increase the size of the Board and fill any resulting vacancy or vacancies.

         At the Annual Meeting, two Class III Trustees will be elected. Six other individuals serve as Trustees but are not standing for election because their terms extend past the Annual Meeting. The persons named in the proxy card intend to vote such proxy for the election as Class III Trustees of Fredric H. Gould and Gary Hurand, unless you indicate that your vote should be withheld. Proxies will not be voted for a greater number of persons than the number of nominees named in the Proxy Statement. We expect each nominee to be able to serve if elected. However, if any nominee is unable to serve as a Trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the Board of Trustees.

         Each Class III nominee, if elected, will serve until the Annual Meeting to be held in the year 2005. Each other Trustee will serve until the Annual Meeting to be held in the year set forth opposite his name.

         If a quorum is present, Trustees shall be elected by the affirmative vote of the holders of a plurality of the Shares present or represented at the meeting. The Board of Trustees recommends a vote FOR election of Fredric H. Gould and Gary Hurand as Class III Trustees.

The following table sets forth the name and age of each nominee for election to the Board of Trustees and each Trustee whose term of office will continue after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a Trustee. Each nominee is currently serving as a Trustee.

                                          Principal
                                          Occupation
                            Term          and Other                  Trustee
Name                 Age  Expiring      Directorships                Since
----                 ---  --------      -------------                -----

Class I
Patrick J. Callan
(1)(2)               65    2003    Real Estate Consultant;            1984
                                   Principal of The RREEF Funds,
                                   pension fund real
                                   estate investments,
                                   from 1984 to January 2001.
                                   Director of
                                   M&T Bank Corporation;
                                   Member of Manufacturers &
                                   & Traders Trust Company
                                   Directors Advisory
                                   Council - New York City
                                   Division.

Jeffrey A. Gould      36   2003    President and Chief                1997
                                   Executive Officer of
                                   BRT from January 1, 2002
                                   to Present; President and Chief
                                   Operating Officer
                                   of BRT from March
                                   1996 to December 31, 2001;
                                   Director of One Liberty
                                   Properties, Inc.

David G. Herold (2)   60   2003    Private Investor;                  1997
                                   President and Chief
                                   Executive Officer
                                   of Metro Bancshares,
                                   Inc., the savings and
                                   loan holding company for
                                   Bayside Federal Savings
                                   and Loan Association,
                                   from 1988 to 1994.


Class II
Matthew Gould        42    2004    President of                       2001
                                   Georgetown Partners, Inc.,
                                   Managing general partner
                                   of Gould Investors L.P.;
                                   Director of One Liberty
                                   Properties, Inc.

Arthur Hurand (1)     85   2004    Private Investor;                  1989
                                   Director of One Liberty
                                   Properties, Inc.


Herbert C. Lust, II   75   2004    Private Investor;                  1981
(1)(2)                             Director of Prime
                                   Hospitality, Inc.

Class III (Nominees)

Fredric H. Gould (1) 66    2005(3) Chairman of the Board              1983
                                   of BRT since 1983; Chief
                                   Executive Officer of BRT from
                                   March, 1996 to December
                                   31, 2001;
                                   Chairman of the Board
                                   of Georgetown Partners,
                                   Inc., Managing General
                                   Partner of Gould Investors
                                   L.P. and sole member of Gould
                                   General LLC., a
                                   general partner of
                                   Gould Investors L.P.;
                                   Chairman of the Board
                                   of One Liberty Properties,
                                   Inc.;President of REIT
                                   Management Corp.; Director
                                   of East Group Properties, Inc.;
                                   Director of Yonkers Financial
                                   Corporation and The Yonkers
                                   Savings and Loan Association
                                   FA.

Gary Hurand         55     2005(3) President of Dawn Donut             1990
                                   Systems, Inc.; Director
                                   of Republic Bancorp.

-----------------
(1)  Member of the Executive Committee.

(2)  Member of the Audit Committee and the Compensation Committee.

(3)  Nominated for election at the Annual Meeting.

Fredric H. Gould is the father of Jeffrey A. Gould and Matthew Gould and Arthur Hurand is the father of Gary Hurand.

Meetings and Committees of the Board of Trustees

         During fiscal 2001, the Board of Trustees held four regularly scheduled meetings. During fiscal 2001, each Trustee attended at least 75% of the meetings of the Board of Trustees held during the year and committee members attended 100% of the meetings held by the committee on which he served during the 2001 year.

         The Board of Trustees has an Audit Committee and a Compensation Committee. BRT does not have a nominating committee of the Board of Trustees or a committee performing similar functions. During the 2001 year, the Audit Committee, which consists of Messrs. Callan (Chairman), Herold and Lust met four times. For additional information concerning the Audit Committee see "Report of Audit Committee". During the 2001 year, the Compensation Committee, which consists of Messrs. Callan (Chairman), Herold and Lust, met one time. For additional information concerning the Compensation Committee see "Report of Compensation Committee".

Compensation of Trustees

         Members of the Board who are not employees of BRT are paid an annual retainer of $15,000, a fee of $750 for each meeting of the Board of Trustees they attend, including teleponic meetings of the Board of Trustees, and a fee of $750 for each Committee meeting they attend, including telephonic Committee meetings. Committee Chairmen receive an additional annual fee of $1,000. In addition, non-employee Trustees who reside outside of the local area receive reimbursement for travel expenses.

                    APPROVAL OF AMENDMENT TO INCREASE SHARES
                        UNDER THE 1996 STOCK OPTION PLAN
                                  (PROPOSAL 2)

         On December 10, 2001, BRT's Board of Trustees approved an amendment to the BRT Realty Trust 1996 Stock Option Plan (the "1996 Plan") to increase the number of shares of Common Stock available under the Plan by 250,000 Shares. The total number of shares initially available for grant under the Plan was 450,000 Shares. At the Record Date 171,250 Shares underlying options previously granted under the 1996 Plan have been issued upon exercise and 273,750 Shares, underlying previously granted but unexercised options, are reserved for issuance. Accordingly, prior to the amendment BRT does not have a sufficient number of Shares available for issuance upon exercise of previously granted options, although 89,000 options were granted in December, 2001 subject to and conditional upon the amendment being approved by shareholders. The only purpose of the amendment is to increase the number of Shares available under the 1996 Plan by 250,000 Shares. The amendment is subject to approval by BRT's shareholders. The reasons for the amendment to the 1996 Plan include:

- The Board of Trustees believes that BRT must have Shares available for the grant of options in order to retain key employees, officers and trustees of the Trust;

- Options provide an incentive on the part of officers and other employees, as well as trustees, to improve BRT's performance;

- The grant of options aligns the goals of the optionees with those of the shareholders.

- There are an insufficient number of Shares available for option grants in future years.

         The 1996 Plan as it will be in effect after the amendment, is attached to this Proxy Statement as Appendix A and is described below.

         General. On December 6, 1996, BRT's Board of Trustees adopted the 1996 Stock Option Plan and BRT's shareholders approved the Plan on March 27, 1997. The Plan provides for the granting of options to employees, officers and trustees of, and consultants to, BRT. Under the 1996 Plan, the Board, may grant either Incentive Stock Options (those which qualify for favorable federal income tax treatment under the Internal Revenue Code) and options which do not qualify as Incentive Stock Options ("nonstatutory options").

         Shares Available for Issuance. A maximum of 528,750 Shares, after the amendment, and 278,750 Shares prior to the amendment, are available for issuance upon the exercise of options granted under the 1996 Plan. The foregoing gives effect to 171,250 Shares which have been issued upon the exercise of stock options previously granted. At present, stock options to purchase 362,750 Shares have been granted and are outstanding including 89,000 granted in December, 2001 subject to and conditional upon approval of the amendment to the 1996 Plan by shareholders. Accordingly, after approval of the amendment by shareholders 166,000 Shares will be available for grant under the 1996 Plan. If the amendment is not approved the options granted in December, 2001 will terminate and BRT will only be able to grant options relating to 5,000 underlying Shares. The number of Shares available under the 1996 Plan, the number of Shares subject to outstanding options, and the exercise price per share of such options are subject to adjustment on account of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar occurrences effecting a change in the outstanding Shares without the receipt of additional consideration by BRT. If any option under the Plan terminates or expires, the Shares allocable to the unexercised portion of the option will again be available for purposes of the 1996 Plan.

         Administration. The Compensation Committee of the Board of Trustees is responsible for administering the 1996 Plan. The Committee has authority, subject to the terms of the 1996 Plan, to make all determinations under the 1996 Plan, including the selection of optionees, the timing of option grants, the exercise price and the number of Shares subject to option. However, the selection of a trustee or an officer who is a reporting person for the purposes
Section 16 of the Securities Exchange Act of 1934 as a recipient of options and the timing of option grants to a reporting person, the exercise price and the number of Shares subject to options granted to a reporting person shall be determined by the Board of Trustees or a committee consisting solely of two or more "non-employee" trustees as defined in Rule 16b-3.

         Eligibility. Employees, officers and trustees of BRT are eligible to receive incentive stock options and nonstatutory stock options under the 1996 Plan. Consultants are only eligible to receive nonstatutory stock options.

         Exercise Price. The 1996 Plan provides that the exercise price under each incentive stock option shall be no less than 100% of the fair market value of the Shares on the business day immediately preceding the day the option is granted. The exercise price for each nonstatutory stock option granted under the 1996 Plan will be the price established by the Board of Trustees but not less than the per share par value. The exercise price of an option is to be paid in cash or by any other means which the Compensation Committee determines is consistent with the purposes of the Plan and applicable laws and regulations.

         Transferability. Incentive Stock Options are not assignable or transferable other than by will and the laws of descent and distribution. All nonstatutory options granted under the 1996 Plan may be assigned or otherwise transferred (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, (iii) to the spouse, children, grandchildren or parents of the optionee ("Qualifying Relatives") or any trust created for the benefit of the optionee or any Qualifying Relative, or (iv) to any partnership or limited liability company in which an optionee or a Qualifying Relative is a partner or member.

         Exercise. Generally, except as otherwise specified by the Board of Trustees or the Compensation Committee, the duration of each option will be five to ten years from the date of the grant. Generally, options will not be exercisable for at least one year following the date of grant. After the specified waiting period, the optionee may exercise the option for up to 25% of the Shares subject to the option and each year thereafter the optionee may exercise the option for up to an additional 25% of the Shares subject to the option on a cumulative basis. In no event will any option be exercisable later than ten years from the date of grant of the option.

         Effect of Termination of Services. If an optionee's employment or provision of services as a non-employee trustee is terminated because of the optionee's death, options held by the optionee may be exercised by the person designated in the optionee's will or the optionee's proper legal representative for a period of one year following the optionee's death. Generally speaking, if an optionee's employment or provision of services as a non-employee trustee, as the case may be, is terminated for a reason other than death, options held by the optionee may be exercised for a period of three months following the termination. If the termination is by BRT for cause, or a breach of any employment or confidentiality agreement, any options held by the optionee will terminate immediately. In each case options may be exercised only to the extent exercisable on the date of termination of employment or provision of services as a non-employee trustee, and in no event is an option exercisable after the termination date specified in the option grant.

         Change of Control. In the event of a "trigger event", options granted under the 1996 Plan will be fully exercisable for sixty days following the date of the trigger event. A trigger event is (i) the date Shares of BRT are first purchased pursuant to a tender or exchange offer, (ii) the date BRT acquires knowledge that any person or group (other than BRT, or current officers and/or trustees of BRT) has become the beneficial owner of Shares of BRT entitling the person or group to vote 30% or more of the voting stock of BRT, (iii) the date during any period of two consecutive years when individuals who at the beginning of such period constituted the Board of Trustees cease for any reason to constitute at least a majority of the Board of Trustees unless the election of each new Trustee was approved by a vote of at least two thirds of Trustees then in office who were Trustees at the beginning of such period, (iv) the date of approval of a merger where the shareholders of BRT immediately prior to the merger do not beneficially own immediately after the merger 80% or more of the voting stock of the entity surviving the merger, or (v) sale or disposition of substantially all the assets of BRT.

         Term of the 1996 Plan; Amendment. The 1996 Plan will terminate on December 5, 2006, ten years from the date the 1996 Plan was adopted by the Board of Trustees. Any options outstanding after the termination of the 1996 Plan will remain in effect in accordance with their terms. The Board of Trustees may amend the 1996 Plan, except that the Board may not without consent of an optionee affect the optionee's rights under a previously granted option and shareholder approval must be sought if required under Section 422 of the Internal Revenue Code.

Federal Income Tax Consequences

         Incentive Stock Options. An optionee will not realize taxable compensation income upon the grant of an incentive stock option under the 1996 Plan. In addition, an optionee will not realize taxable compensation income upon the exercise of an incentive stock option if the optionee holds the Shares acquired until at least one year after exercise and, if later, until two years after the date of grant of the option. The amount by which the fair market value of the Shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If an optionee acquires Shares through the exercise of an incentive stock option under the 1996 Plan and subsequently sells the Shares after holding the Shares for the period described above, the gain which is the difference between the sale price of the Shares and the option exercise prices will be taxed as capital gain. The gain will not be treated as compensation income except when the holding period requirements discussed above are not satisfied.

         An incentive stock option does not entitle BRT to an income tax deduction except to the extent that an optionee realizes compensation income therefrom.

         Nonstatutory Options. An optionee will not realize taxable compensation income upon the grant of a nonstatutory stock option. When an optionee exercises a nonstatutory stock option, the optionee will realize taxable compensation income at that time equal to the difference between the option price and the fair market value of the Shares on the date of exercise. If, however, an optionee is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") (i.e., the optionee is an officer, trustee or ten percent stockholder of BRT) and the option does not fall within the exemption provided by Section 16(b), the optionee will not realize taxable compensation income until six months after he or she exercises the nonstatutory stock options. In such event, the amount of the optionee's compensation income will equal the difference between the option price and the fair market value of the Shares on the date immediately preceding the sixth month anniversary of the date of exercise. An optionee who is subject to Section 16(b) may, however, elect to be fully taxable at the time the optionee exercises his or her nonstatutory stock option in the same manner as an optionee who is not subject to Section 16(b).

         An optionee will generally have a basis in Shares acquired through the exercise of a nonstatutory stock option under the 1996 Plan equal to the fair market value of the Shares on the date of exercise. If the optionee subsequently sells the Shares, the gain which is the difference between the sale price and the basis, will be taxed as capital gain.

         Any compensation income realized by an optionee upon exercise of a nonstatutory stock option will be allowable to BRT as a deduction at the time any compensation income is realized by the optionee.

         The affirmative vote of the holders of a majority of the outstanding Shares is required for approval of this proposal.

         The Board of Directors recommends that shareholders vote FOR this proposal.

                           RATIFICATION OF APPOINTMENT
                                       OF
                              INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

         The Board of Trustees is seeking the ratification of the appointment of Ernst & Young LLP as independent auditors for BRT for the fiscal year ending September 30, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

         If the shareholders do not approve of the appointment of Ernst & Young LLP, the selection of independent auditors will be made by the Board of Trustees.

         If a quorum is present, the affirmative vote of the holders of a majority of shares present or represented at the meeting and voting on the matter is required for approval of this proposal.

         The Board of Trustees recommends a vote FOR this proposal.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         This table shows the compensation paid and accrued for services rendered in all capacities to BRT during the last three fiscal years for the Chief Executive Officer of BRT and the four other most highly compensated
Executive Officers of BRT whose annual compensation exceeded $100,000 for the fiscal year ended September 30, 2001.


                                       Annual Compensation(2)      Long Term Compensation
                                       ----------------------      ----------------------

                                                                           Awards
                                                                           ------
                                                            Other                Securities/
                                                            Annual  Restricted   Underlying   Payouts
                                                                                              -------
Name and Principal                                         Compen-     Stock      Options/      LTIP        All Other
     Position            Year(1)    Salary($)  Bonus($)    sation($) Awards($)     SARs(#)    Payout($)   Compensation (2) (3)
     --------            -------    ---------  --------    --------- ---------     -------    ---------   --------------------

Fredric H. Gould          2001         0          0            0        0          10,000        0             0
  Chairman of the         2000         0          0            0        0               0        0             0
  Board and Chief         1999         0          0            0        0               0        0             0
  Executive Officer (4)

Jeffrey A. Gould          2001  $275,000          0            0        0          10,000        0       $25,500
  President and           2000  $260,000          0            0        0               0        0       $25,500
  Chief Operating         1999  $250,000          0            0        0          12,500        0       $24,000
  Officer

David Heiden              2001  $128,829    $15,000            0        0          10,000        0       $21,574
Vice President            2000  $126,158    $20,000            0        0               0        0       $21,924
                          1999  $120,186    $10,000            0        0          10,000        0       $19,500

Israel Rosenzweig         2001  $125,000          0            0        0          10,000        0       $18,750
Vice President            2000  $192,405          0            0        0               0        0       $25,500
                          1999  $250,000          0            0        0          12,500        0       $24,000

Mitchell Gould            2001  $121,134    $15,000            0        0          10,000        0       $20,420
Vice President            2000  $116,150    $15,000            0        0               0        0       $19,674
                          1999  $112,686    $15,000            0        0          10,000        0       $18,403


---------------------------
(1) Fiscal years ending September 30.
(2) BRT does not have any profit sharing plan, but it does have Stock Option Plans and a Pension Plan. See "BRT Pension Plan" and "Option Grants and Exercises; Unexercised Options" below.
(3) Represents annual contributions under BRT's Pension Plan for Jeffrey A. Gould, David Heiden, Mitchell Gould and Israel Rosenzweig. The only other type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(4) Fredric H. Gould does not receive compensation directly from BRT. Reference is made to the caption "Interest of Management in Certain Transactions" for a discussion of fees paid to REIT Management Corp., BRT's Advisor. Mr. Gould is the President and sole shareholder of REIT Management Corp.

BRT Pension Plan

         BRT has a non-contributory defined Pension Plan covering employees. The Pension Plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish(Messrs. Brinberg and Kalish being non-trustee officers of BRT). Annual contributions are based on 15% of an employees annual earnings, not to exceed $25,500 per employee. Partial vesting commences one year after employment, increasing annually until full vesting is achieved at the completion of five years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined primarily by the amount of contributions. The following table sets forth the amount contributed to the Pension Plan in 2001 for the benefit of each Named Executive Officer, the aggregate amount accrued to date and the credited years of service for each Named Executive Officer.

                                                                                        Credited
                           Amount Contributed        Aggregate Amount                   Years of
NAME                           in 2001               Accumulated to Date                Service
----                       ------------------        -------------------                -------

Jeffrey A. Gould                $25,500                   $549,069                        14
David Heiden                    $21,574                   $ 80,926                         3
Mitchell Gould                  $20,420                   $ 74,478                         3
Israel Rosenzweig               $18,750                   $978,178                        17

Option Grants and Exercises; Unexercised Options

The following tables set forth the stock options granted to each Named Executive Officer under BRT's stock option plan and options exercised by such Named Executive Officer during 2001.


1.       Option Grants in 2001

                             Number of
                             Securities        % of                                                 Potential Realizable
                             Underlying       Total         Exercise     Expiration                      Value (2)
Name                          Options (1)     Grants         Price          Date                   @5%               @10%
----                       ---------------    ------      -----------  --------------             -----              ----

Fredric H. Gould              10,000           6.04%          $7.75      12/12/2010              $48,739           $123,515
Jeffrey A. Gould              10,000           6.04%          $7.75      12/12/2010              $48,739           $123,515
David Heiden                  10,000           6.04%          $7.75      12/12/2010              $48,739           $123,515
Mitchell Gould                10,000           6.04%          $7.75      12/12/2010              $48,739           $123,515
Israel Rosenzweig             10,000           6.04%          $7.75      12/12/2010              $48,739           $123,515


(1) All of the options reflected in the above table are subject to the 1996 Plan and are exercisable only as they vest.
(2) These columns reflect the potential realizable value of each grant assuming the market value of BRT's shares appreciates at 5% and 10% annually from the date of the grant over the term of the option.
         There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the BRT shares does in fact appreciate over the option term, no value will be realized from option grants.

2.       Option Exercised in 2001 and Fiscal Year End Option Values


                                                                             Number of
                                                                            Securities
                                                                            Underlying         Value of Unexercised
                                                                           Unexercised         In-the-Money Options
                                                                        Options at fiscal      at Fiscal Year End (2)
                                                                                              -----------------------
                                                                            Year end
                                                                        ----------------
                            Shares Acquired           Value              Exercisable/            Exercisable/
Name                          on Exercise          Realized (1)         Unexercisable           Unexercisable
----                       ----------------        -------------        -------------           -------------

Fredric H. Gould                   0                     0               0/10,000                $0/$23,400
Jeffrey A. Gould              23,250              $121,965               0/19,375                $0/$62,306
David Heiden                   7,500              $ 29,219               0/22,500                $0/$68,431
Mitchell Gould                 7,500              $ 29,219               0/22,500                $0/$68,431
Israel Rosenzweig              8,125              $ 29,102               0/24,375                 $0/$73,092


(1) Represents the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) Represents the difference between the exercise price of options and $10.09, the closing price of BRT's Shares on September 30, 2001.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is composed of three independent non-employee Trustees; Patrick J. Callan (Chairman), David Herold and Herbert C. Lust, II. The Committee is responsible for advising management and the Board of Trustees on matters pertaining to compensation arrangements for executive employees, as well as administration of BRT's stock option plan.

Compensation Overview

     It is the view of the Compensation Committee that the annual compensation of executive officers is composed of three key elements: (i) an annual component made up of base salary; (ii) an annual bonus; and (iii) a long term incentive-based compensation for executive officers realized through the granting of stock options.

Base Salary and Bonus

     Base salaries are targeted to be competitive with salaries paid to senior executives at other real estate investment trusts and take into account an individual's achievements and performance, BRT's operating performance in the most recently concluded fiscal year and the number of years an individual has been associated with BRT in an executive capacity. The determination by the Committee of base compensation is subjective and is not based on any structured formula. In determining compensation for the 2001 fiscal year the Committee took into account the expertise which the executive officers demonstrated in managing the business of BRT; among other things the Committee gave consideration to BRT's operating results, the increase in BRT's loan portfolio in a competitive lending environment, the activities of BRT in loan origination, underwriting and managing the loan portfolio, the management of BRT's real estate portfolio, innovative activities of BRT in various joint ventures, and the expansion of BRT's activities in participating mortgage lending.

         BRT does not have a bonus plan in existence and it does not establish a bonus pool. Any bonuses granted are granted on a case by case basis, with the amount thereof being subjective. The committee takes into consideration, among other things, the base compensation of each officer, the performance of each officer during the most recently concluded fiscal year and the results of operations of BRT for such year. No bonuses were paid or accrued for the benefit of any Named Executive Officer other than a $15,000 bonus accrued for the benefit of each of David Heiden and Mitchell Gould.

Long Term Compensation - Stock Options

     Stock options, which are purely discretionary and are not based on any formula, may be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of the compensation provided for under stock options cannot be realized unless there is an appreciation in the price of BRT's Shares over a specified number of years. Under the existing stock option plan options are granted at an exercise price equal to the fair market value of the Shares of BRT on the business day immediately preceding the date of grant and are exercisable over a number of years. Stock options are the only form of long term incentive currently used by BRT.

CEO Compensation

     Fredric H. Gould, Chairman of the Board of Trustees and Chief Executive Officer throughout 2001 does not receive any direct cash compensation from the BRT, but is compensated by REIT Management Corp. BRT's advisor (see "Interest of Management in Certain Transactions").

Respectfully submitted,

Patrick J. Callan, Chairman
David Herold
Herbert C. Lust II

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Trustees is comprised of three independent directors and operates under a written charter adopted by the Board. The charter, as amended to date, is attached hereto as Appendix B. The Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the Trust's financial reporting process, the independence and performance of the Trust's independent auditors and the performance of the Trust's internal accounting personnel. It is the responsibility of executive management of BRT to prepare financial statements in accordance with generally accepted accounting principles and of the Trust's independent auditors to audit those financial statements.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Trust's year end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. In addition the Committee meets to review the unaudited quarterly financial statements prior to filing the Form 10-Q with the Securities and Exchange Commission and issuance of the quarterly earnings press release. The Committee discusses with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

In addition, the Committee has discussed with the independent auditors the auditor's independence from BRT and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has reviewed the auditor's fees, both for performing the audit and non-audit fees, considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence and concluded that it is compatible.

Further, the Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of BRT's internal controls, and the overall quality of BRT's financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended that the audited financial statements be included in BRT's Annual Report on Form 10-K for the year ended September 30, 2001, for filing with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange. The Committee recommended to the Board and the Board has approved, subject to shareholder approval, retention of Ernst & Young LLP as independent auditors for 2002.

                                                  Patrick J. Callan, Chairman
                                                  David Herold
                                                  Herbert C. Lust II

Audit Fees

The following is a description of the fees billed to BRT by Ernst & Young LLP during the year ended September 30, 2001:

- Audit Fees - Audit fees paid and/or billed to BRT in connection with the audit of the annual financial statements for the year ended September 30, 2001 and review of the interim financial statements included in BRT's Quarterly Reports on Form 10-Q during the year ended September 30, 2001 totaled $139,500.

- All other fees - Fees billed by Ernst & Young LLP during the year ended September 30, 2001 for all non-audit services rendered (which consisted of tax related services) totaled $15,416.

- No fees were paid to Ernst & Young LLP for financial information systems design and implementation.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

        BRT and REIT Mangement Corp. ("REIT") are parties to an Advisory Agreement pursuant to which REIT furnishes administrative services with respect to BRT's assets and, subject to the supervision of the Trustees, advises BRT with respect to its investments. BRT believes that the Advisory Agreement is on terms as favorable to BRT as would be available from an unaffiliated party. The term of the Advisory Agreement has been renewed by the Board of Trustees to December 31, 2005. Fredric H. Gould and two officers of BRT are directors of REIT and Fredric H. Gould is an officer of REIT. All of the outstanding shares of REIT are owned by Fredric H. Gould.

         For services performed by REIT under the Advisory Agreement, REIT receives an annual fee of 1/2 of 1% of Invested Assets other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures, with a 1% fee payable on mortgages receivable, subordinated land leases and investments in unconsolidated ventures. The term "Invested Assets" is defined in the Advisory Agreement as the aggregate of all assets shown on the balance sheet of BRT without deduction for (i) mortgages and other security interests to which the assets are subject, (ii) depreciation, and (iii) amortization, but excluding
(a) cash and cash items, (b) amounts due from managing agents, (c) rents and other receivables (not including mortgages receivable or other receivables arising from the sale of invested assets), (d) rent security, (e) prepaid expenses and deferred charges, and (f) obligations of municipal, state and federal governments and governmental agencies, other than securities of the Federal Housing Authority, the Veterans Administration and the Federal National Mortgage Association and securities issued by governmental agencies that are backed by a pool of mortgages.

         The fee to REIT is based on net assets and computations of the fee includes non-accruing mortgage receivables to the extent they exceed allowances for loan losses. The fee under the Advisory Agreement is computed and payable quarterly, subject to adjustment at year end based on the audited financial statements. During fiscal 2001 REIT earned $745,000 under the Advisory Agreement.

         Under the Advisory Agreement, BRT bears all expenses including interest, discount and other costs for borrowed money; taxes on income or property and license fees (including franchise taxes); rental paid for office space used by BRT; audit fees and expenses; legal fees; expenses of litigation; charges of transfer agents, registrars, brokers, underwriters and banks; expenses relating to meetings of trustees and shareholders; expenses connected with the acquisition, disposition or ownership of investment assets, including but not limited to, travel expenses, costs of appraisal, leasing, maintenance, repair, improvement and foreclosure of property and origination and mortgage servicing fees and real estate brokerage commissions; fees for the management of real estate owned by BRT; fees and expenses payable to Trustees, officers and employees (other than fees payable to Trustees, officers and employees who are directors, officers and employees of REIT, whose compensation is payable solely by REIT), independent contractors, consultants, managers, or agents; and indemnification required to be made under the Declaration of Trust.

         The Advisory Agreement provides that directors, officers, and employees of REIT may serve as Trustees, officers and employees of BRT, but such persons may not receive cash compensation from BRT for services rendered in the latter capacities.

         The Advisory Agreement is not assignable by REIT without the written consent of BRT. The Advisory Agreement is not assignable by BRT without the written consent of REIT, except to a successor to the business and assets of BRT. The Advisory Agreement has been renewed for a term ending December 31, 2005 and is renewable on an annual basis by the Board of Trustees, for a maximum five year period. Notwithstanding such renewal of the Advisory Agreement by the Board of Trustees, the shareholders have the right to rescind the renewal of the Advisory Agreement authorized at the preceding Board of Trustees' Meeting, if at a special meeting of shareholders called by at least twenty percent of the outstanding shares specifically for such purpose a majority of the outstanding shares entitled to vote thereon determine that the Advisory Agreement shall not be renewed. In the event the Advisory Agreement is not renewed in any year by the Board of Trustees or such renewal is rescinded by a majority of the outstanding shares entitled to vote thereon at a special meeting called for such purpose, the Advisory Agreement will have a balance of four years remaining in the existing term. A borrower may pay fees directly to REIT for services rendered in arranging loans made by BRT. These fees, which are permitted by the Advisory Agreement, amounted to $443,000 for fiscal 2001.

         BRT engages entities affiliated with REIT to manage properties acquired in foreclosure or deed in lieu of foreclosure or owned by joint ventures in which BRT is a venturer. The management services include, among other things, rent billing and collection, leasing (including document preparation), maintenance, construction supervision, compliance with regulatory statutes and rules (i.e. New York City rent control and rent stabilization rules), property sales and mortgage financing. In fiscal 2001 BRT paid $132,000 to these entities for all services. The Trust believes that the fees paid, which were approved by a majority of the Board of Trustees, including a majority of the independent trustees, are on terms as favorable to BRT as would be available from unaffiliated parties.

         During 2001 Fredric H. Gould, Chairman and Chief Executive Officer of BRT, was an officer and director of the managing corporate general partner of Gould Investors L.P. ("GLP"), a limited partnership, an individual general partner of GLP through June 30, 2001 and managing and sole member of Gould General LLC, a general partner of GLP on and after July 1, 2001. BRT, GLP and other related entities occupy common office space, and share office services, equipment and personnel, including personnel performing legal and accounting services. In fiscal 2001, $645,000 of common general and administrative expenses were allocated to BRT, including $85,600 reimbursed to GLP for services, primarily accounting and tax related services, provided by David W. Kalish, Senior Vice President-Finance of BRT, and $115,392 and $74,600, respectively, reimbursed to GLP for services, primarily legal services, provided by Mark H. Lundy, a Vice President and Simeon Brinberg, a Senior Vice President of BRT. The direct compensation of Messrs. Kalish, Lundy and Brinberg is paid by GLP and then allocated to BRT. The Trust believes that the allocations, which are based upon time expended by officers and employees on BRT's activities, compared to total time expanded on activities for all entities which share various services, is on terms which are fair and reasonable and are on terms as favorable to BRT as would be available from unaffiliated parties.

       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires our executive officers and directors, and persons who beneficially own more than 10% of BRT's Shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, Trustees and greater than 10% beneficial owners are required by SEC regulations to furnish BRT with copies of all Section 16(a) forms they file. BRT prepares and files the requisite forms on behalf of its executive officers and Trustees. Based on a review of information supplied to BRT by the executive officers and Trustees, BRT believes that all
Section 16(a) filing requirements applicable to our executive officers and Trustees with respect to fiscal 2001 were met.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

         This graph compares the performance of BRT's Shares with the Standard & Poor's 500 Stock Index and a peer group index consisting of publicly traded mortgage REIT'S prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 invested on September 30, 1996 in BRT's Shares, the S & P 500 Index and the peer group index and assumes the reinvestment of dividends.








                                   Cumulative Total Return
                                   -----------------------

                   9/96     9/97      9/98         9/99      9/00        9/01
                  ------   ------    ------       ------    ------      ------
BRT Realty Trust  100.00   152.08     98.96      148.96     140.63      175.41
S&P 500 Index     100.00   140.45    153.15      195.74     221.74      162.71
NAREIT Mortgage   100.00   134.04    105.51       66.84      63.33      104.42

                           SUBMISSION OF SHAREHOLDER PROPOSALS


         The annual meeting of BRT for the year ending September 30, 2002 is scheduled to be held in March 2003. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the meeting, the proposal must be received by BRT not later than September 28, 2002.

                                    OTHER MATTERS


         The Board does not know of any matter other than those stated in this Proxy Statement which are to be presented at the Annual Meeting. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the Shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.



                                    By order of the Board of Trustees



                                    Simeon Brinberg, Secretary





Dated:  January 25, 2002

                                   APPENDIX A
                                BRT REALTY TRUST
                             1996 STOCK OPTION PLAN

1.                Purpose.
                  -------

                  The purpose of this plan (the "Plan") is to secure for BRT Realty Trust (the "Trust") and its shareholders the benefits arising from ownership of shares of Beneficial Interest, $3.00 par value ("Beneficial Shares") by employees, officers and trustees of, and consultants or advisors to, the Trust who are expected to contribute to the Trust's future growth and success. Except where the context otherwise requires, the term "Trust" shall include all present and future subsidiaries of the Trust as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.                Type of Options and Administration.
                  ----------------------------------

                  (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Trustees of the Trust and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

                  (b) Administration. The Plan will be administered by the Compensation Committee (the "Committee") appointed by the Board of Trustees of the Trust (or any successor committee), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")). The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No trustee or person acting pursuant to authority delegated by the Board of Trustees shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of Beneficial Shares that may be granted to any person in a calendar year shall not exceed 50,000 Beneficial Shares.

                  (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Trust only at such time as the Trust's Beneficial Shares are registered under the Exchange Act and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.                Eligibility.
                  -----------

                  (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or trustees of, or consultants or advisors to, the Trust or any subsidiaries of the Trust as defined in Sections 424(e) and 424(f) of the Code ("Participants") provided, that Incentive Stock Options may only be granted to individuals who are employees of the Trust (within the meaning of Section 3401(c) of the Code). Subject to the limitation contained in
Section 2(b) above. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine.

                  (b) Grant of Options. The Board of Trustees or the Committee shall select the persons to whom options shall be granted and the timing of the option grants, the exercise price of the options and the number of shares subject to option, provided, however, that the selection of a trustee (director) or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, and with respect to a Reporting Person the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Trustees, or (ii) by a committee consisting solely of two or more trustees having full authority to act in the matter, each of whom shall be a "Non-Employee Trustee" . For the purposes of the Plan, a Trustee shall be deemed to be a "Non-Employee Trustee" only if such person qualifies as a "Non-Employee Trustee" as such term is defined in Rule 16b-3, as such term is interpreted from time to time. If at least two of the members of the Board of Trustee do not qualify as a "Non-Employee Trustee" within the meaning of Rule 16b-3, as such term is interpreted from time to time, then the granting of options to officers and trustees who are Reporting Persons under the Plan shall be determined by the Board of Trustees.

4.                Stock Subject to Plan.
                  ---------------------

                  The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Beneficial Shares. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Corporation which may be issued and sold under the Plan is 700,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.                Forms of Option Agreements.
                  --------------------------

                  As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Trustees or the Committee. Such option agreements may differ among recipients.

6.                Purchase Price.
                  --------------

                  (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Trustees at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of Beneficial Shares as of a specified date for the purposes of the Plan shall mean the closing price of Beneficial Shares on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of Beneficial Shares shall be determined in good faith by the Board of Trustees. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

                  (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Trust in an amount equal to the exercise price of such options, or by any other means which the Board of Trustees determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7.                Option Period.
                  -------------

                  Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Trustees and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8.                Exercise of Options.
                  -------------------

                  Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Trustees may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.                Transferability of Options.
                  --------------------------

                  Incentive Stock Options granted under the Plan shall not be assignable in whole or in part except by will or by the laws of descent and distribution. Options granted under this Plan which are non-statutory options shall be assignable or otherwise transferable by the optionee in whole or in part (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in the Code, (iii) pursuant to Title I of the Employee Retirement Income Security Act, or the rules thereunder,
(iv) to the spouse, children, grandchildren or parents of the optionee ("Qualifying Relatives") or any trust created or existing for the benefit of the optionee and/or one or more Qualifying Relatives, and (v) to any partnership or limited liability company in which the optionee and/or one or more Qualifying Relatives is a partner or member. The Board of Trustees or the Committee, in their discretion, may permit the transfer of options granted under the Plan to other persons or entities, provided that Incentive Stock Options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

                  In the event an optionee dies during his employment by the Trust or any of its subsidiaries, or during the three-month period following the date of termination of such employment, the option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators or by any assignee or transferee to the extent to which such option was exercisable at the time of the optionee's death during the periods set forth in Section 10 or 11(d).

10.               Effect of Termination of Employment or Other Relationship.
                  ---------------------------------------------------------

                  Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an Option, and subject to the provisions of the Plan, an optionee (or any permitted assignee or transferee of an option granted hereunder), may exercise an option at any time within three months following the termination of the optionee's employment or other relationship with the Trust or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire for all purposes and with respect to any assignee or transferee immediately upon such termination. The Board of Trustees shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee and any assignee or transferee of any option granted hereunder.

11.               Incentive Stock Options.
                  -----------------------

                  Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

                  (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

                  (b) 10% Shareholder. If any person to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Trust (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                        (i) The purchase price per share of Beneficial Shares
                  subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one Beneficial Share at the time of grant; and

                       (ii) the option exercise period shall not exceed five
                  years from the date of grant.

                  (c) Dollar Limitation. For so long as the Code shall so provide, options granted under the Plan (and any other incentive stock option plans of the Trust) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for Beneficial Shares with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

                  (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Trust, except that:

                        (i) an Incentive Stock Option may be exercised within
                  the period of three months after the date the optionee ceases to be an employee of the Trust (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                       (ii) if the optionee dies while in the employ of the
                  Trust, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                      (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Trust, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.               Additional Provisions.
                  ---------------------

                  (a) Additional Option Provisions. The Board of Trustees may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, repurchase rights, rights of first refusal, or such other provisions as shall be determined by the Board of Trustees; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code.

                  (b) Acceleration, Extension, Etc. The Board of Trustees may, in its sole discretion (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.               General Restrictions.
                  --------------------

                  (a) Investment Representations. The Trust may require any person to whom an Option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Trust to the effect that such person is acquiring the Beneficial Shares subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Trust deems necessary or appropriate in order to comply with federal and applicable state securities laws.

                  (b) Compliance With Securities Law. Each Option shall be subject to the requirement that if, at any time, counsel to the Trust shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Trustees. Nothing herein shall be deemed to require the Trust to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.               Rights as a Stockholder.
                  -----------------------

                  The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.       Adjustment Provisions for Recapitalizations, Reorganizations and
          ----------------------------------------------------------------
          Related Transactions.
          ---------------------
                  (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding Beneficial Shares are increased, decreased or exchanged for a different number or kind of shares or other securities of the Trust, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such Beneficial Shares or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

                  (b) Reorganization, Merger and Related Transactions. All outstanding Options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

                                     (i) the date on which Beneficial Shares are
                  first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Trust, any Subsidiary, any employee benefit plan of the Trust or of any Subsidiary or any entity holding Beneficial Shares or other securities of the Trust for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Trust and regardless of the number of shares purchased pursuant to such offer;

                                    (ii) the date the Trust acquires knowledge
                  that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Trust, current officers and/or trustees, any Subsidiary, any employee benefit plan of the Trust or of any Subsidiary or any entity holding Beneficial Shares or other securities of the Trust for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Trust entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all shareholders of the Trust would be entitled if the election of the Board of Trustees were an election held on such date;

                                    (iii) the date, during any period of two
                  consecutive years, when individuals who at the beginning of such period constitute the Board of Trustees of the Trust cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Trust, of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period; and

                                    (iv) the date of approval by the
                  stockholders of the Trust of an agreement (a "reorganization agreement") providing for:

                                    (A) The merger or consolidation of the Trust
                  with another corporation or real estate investment trust where the stockholders of the Trust, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the entity issuing cash or securities in the merger or consolidation entitling such shareholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation or real estate investment trust would be entitled in the election of directors or trustees or where the members of the Board of Trustees of the Trust, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors or the Board of Trustees of the entity issuing cash or securities in the merger or consolidation; or

                                    (B) The sale or other disposition of all or
                  substantially all the assets of the Corporation.

                  (c) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Trustees, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.               Merger, Consolidation, Asset Sale, Liquidation, etc.
                  ----------------------------------------------------

                  (a) General. In the event of any sale, merger, transfer or acquisition of the Trust or substantially all of the assets of the Trust in which the Trust is not the surviving entity, and provided that after the Trust shall have requested the acquiring or succeeding entity (or an affiliate thereof), that equivalent options shall be substituted and such successor entity shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the options will terminate upon expiration of such notice.

                  (b) Substitute Options. The Trust may grant options under the Plan in substitution for options held by employees of another entity who become employees of the Trust, or a subsidiary of the Trust, as the result of a merger or consolidation of the employing entity with the Trust or a subsidiary of the Trust, or as a result of the acquisition by the Trust, or one of its subsidiaries, of property or stock of the employing entity. The Trust may direct that substitute options be granted on such terms and conditions as the Board of Trustees considers appropriate in the circumstances.

17.               No Special Employment Rights.
                  ----------------------------

                  Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Trust or interfere in any way with the right of the Trust at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.               Other Employee Benefits.
                  -----------------------

                  Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Trustees.

19.               Amendment of the Plan.
                  ---------------------

                  (a) The Board of Trustees may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Trust is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Trustees may not effect such modification or amendment without such approval.

                  (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Trustees may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Trustees shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.               Withholding.
                  -----------
                  (a) The Trust shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Trust, which may be withheld by the Trust in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Trust to withhold Beneficial Shares otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Trust Beneficial Shares already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with Beneficial Shares which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

                  (b) The acceptance of Beneficial Shares upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Trust if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Trust, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Trust's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Trust at the time of such disposition.

                  (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of
Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.               Cancellation and New Grant of Options, Etc.
                  ------------------------------------------

                  The Board of Trustees shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.               Effective Date and Duration of the Plan.
                  ---------------------------------------

                  (a) Effective Date. The Plan shall become effective when adopted by the Board of Trustees, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Trust's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Trustees; amendments requiring shareholder approval shall become effective when adopted by the Board of Trustees, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Trust to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Trust's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Trust to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

                  (b) Termination. Unless sooner terminated in accordance with
Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Trustees, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.               Governing Law.
                  -------------

                  The provisions of this Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  Adopted by the Board of Trustees on December 6, 1996, as amended by the Board of Trustees on December 10, 2001.

                                   APPENDIX B

                                BRT REALTY TRUST

             CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF TRUSTEES


Composition:               The Board of Trustees annually elects, by majority
                           vote of the trustees then in office, the members, not fewer than three in number, of the Audit Committee.
                           The Board shall designate one member to serve as chairman of the Committee. All members of the Audit
                           Committee shall be independent Non-executive Trustees who have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements in accordance with the requirements of the New York Stock Exchange as interpreted by the Board in its business judgment, and at least one member of the Committee shall have accounting or related financial management expertise as the Board interprets such qualification in its business judgment.

Functions
And Authority:    The functions and authority of the Audit Committee include:

o Meeting periodically with Management and the Trust's independent auditor to review the scope of the annual audit, policies relating to internal accounting and auditing procedures and controls, the adequacy of the Trust's internal controls and financial reporting process, major financial risk exposures, and the completed annual audit including any comments or recommendations of the auditor.

o Reviewing with the Trust's counsel legal matters that may have a material impact on the financial statements, the Trust's compliance with applicable laws and regulations and any material reports or inquiries received from regulators or governmental agencies.

o Meeting annually with the chief financial officer,the senior internal auditing executive and the independent auditor in separate executive sessions.

o Discussing with the independent auditors the matters the independent auditor determines are required to be discussed by Statement on Auditing Standards No. 61.

o Reviewing prior to filing the Trust's annual report on Form 10-K and recommending, based on a review of the audited financial statements with management and the independent auditor, inclusion of the audited financial statements in the annual report on Form 10-K.

o Discussing with management and the independent auditor the matters the independent auditor determines are required to be discussed by the Statement on Auditing Standards No. 71 regarding the interim quarterly financial statements, prior to filing the Form 10-Q with the Securities and Exchange Commission.

o Recommending to the Board each year the selection of the Trust's independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

o Evaluating together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommending that the Board replace the independent auditor.

o Receiving periodic reports from the independent auditor regarding the auditor's independence, discussing such reports with the independent auditor, and if so determined by the Audit Committee, recommending that the Board take appropriate action to satisfy itself of the independence of the auditor.

o Actively engaging in a dialogue with the independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor.

o Approving professional non-audit services provided by the independent auditor, giving consideration to the possible effect of providing such non-audit services on the auditor's independence.

o Reviewing and approving the fees of the auditor for both audit and non-audit services.

o Reviewing the programs maintained by the Trust with respect to compliance with law and applicable regulations.

o Annually prepare a report to shareholders as required by Securities and Exchange Commission rules and regulations. The report shall be included in the Annual Proxy Statement.


o Reviewing the charter on an annual basis and recommending to the Board appropriate modifications or additions hereto. Have the charter set forth in the Trust's proxy statement at least once every three years.

Meetings:                     The Audit Committee  meets quarterly each fiscal
                              year or more frequently as the Board or Committee deems necessary.

While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits to determine that the Trust's financial statements are complete and accurate and are in accordance with generally accepted accounting principals. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                         ANNUAL MEETING OF SHAREHOLDERS OF
                                BRT RREALTY TRUST

                                 March 11, 2002


TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free (1-800-PROXIES and follow the instructions). Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

                     YOUR CONTROL NUMBER IS
                                            -------------------
         |X|      Please mark your Votes as in this example.


                   FOR ALL     WITHHOLD
                  NOMINEES   ALL NOMINEES
1.  Election of     / /          / /      Nominees: Fredric H. Gould
    Class III                                       Gary Hurand
    Trustees


/ / INSTRUCTIONS: To withhold authority to vote for any individual nominee, place an "X" in the box on the left and strike a line through the nominee's name listed at right.

                                         FOR   AGAINST  ABSTAIN
2.  Approval of Amendment to 1996        / /     / /      / /
    Stock Option Plan increasing the
    Number of shares available under
    the Plan by 250,000 shares.

                                         FOR   AGAINST  ABSTAIN
3.  Appointment of Ernst & Young         / /     / /      / /
    LLP as independent auditors
    for the fiscal year ending
    September 30, 2002.

4. In their discretion,the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This Proxy when properly executed will be voted in the manner directed hereby by the undersigned shareholder.

                     PLEASE RETURN USING ENCLOSED ENVELOPE
                     -------------------------------------


Date        , 2002                         Date          , 2002

---------------    --------      -------------------------     ----------
   SIGNATURE                    SIGNATURE IF HELD JOINTLY




Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

                                BRT REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  March 11, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned hereby appoints Simeon Brinberg and Mark Lundy as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 21, 2002 at the Annual Meeting of Shareholders to be held on March 11, 2002 or any adjournments thereof.

                                     (To Be Signed on Reverse Side.)

                                    COVER



January 25, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      DEFINITIVE PROXY STATEMENT OF BRT REALTY TRUST

Gentlemen:

On behalf of BRT Realty Trust (the "Trust") enclosed for filing pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is a definitive copy of the Trust's Proxy Statement and Form of Proxy in connection with the Annual Meeting of Shareholders. Copies of such material are expected to be released to shareholders on January 25, 2002.

This filing is being effected by direct transmission to the commission's EDGAR System.

In addition, seven (7) copies of the Trust's annual report to shareholders are being sent to the Commission on January 25, 2002.

Please note that the proxy statement includes a proposal to amend the Trust's stock option plan by increasing the number of shares available for grant by 250,000 shares. The amended plan is included as Exhibit B to the proxy statement, in accordance with instruction 3 to Item 10(b) of the proxy rules.

It is not presently contemplated that the option shares will be registered under the Securities Act of 1933 in reliance on the exemption provided for in Section 4(2) thereof. The Trust has a limited number of persons to whom options are granted and all have sufficient information about the Trust to make an informed decision as to whether or not to exercise options and each executes and delivers an investment representation to the Trust. If these facts change, a registration statement on Form S-8 will be filed.

If you have any questions or comments, please contact the undersigned at (516) 466-3100.

Very truly yours,

BRT REALTY TRUST

    SIMEON BRINBERG
/s/ SIMEON BRINBERG
     SENIOR VICE PRESIDENT AND SECRETARY